Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

BB&T Corporation, a North Carolina corporation, is a financial holding company. The table below sets forth all of BB&T's subsidiaries as to State or Jurisdiction of Organization.

Subsidiary	State or Jurisdiction of Organization
Branch Banking and Trust Company	North Carolina
BB&T Leasing Corporation	North Carolina
BB&T Investment Services, Inc.	North Carolina
BB&T Insurance Services, Inc.	North Carolina
Independent Trustees, Inc.	Virginia
Grey Eagle, Inc.	Delaware
Prime Rate Premium Finance Corporation, Inc.	South Carolina
Reliable Policy Management, LLC	South Carolina
Prime Rate Premium Finance Company of California, Inc.	California
Agency Technologies, Inc.	South Carolina
Farr Associates, Inc.	North Carolina
Stanley, Hunt, DuPree & Rhine, Inc.	North Carolina
BB&T Capital Partners, LLC	North Carolina
BB&T Capital Partners/Windsor Mezzanine Fund, LLC	North Carolina
BB&T Service Corporation	Nevada
Branch Investments, LLC	Delaware
Branch Management, LLC	Delaware
Branch Administrators Limited	United Kingdom
Branch Holdings, LLC	Delaware
Branch Funding Trust	Delaware
Branch Finance, LLC	Delaware
Liberty Mortgage Corporation	Georgia
Laureate Capital, LLC	North Carolina
Lendmark Financial Services, Inc.	Georgia
Lendmark Mortgage and Finance, Inc.	Georgia
LFS Reinsurance Company, Ltd.	Turks & Caicos Islands
BB&T Collateral Service Corporation	North Carolina
BB&T Collateral Service Corporation (TN)	Tennessee
BB&T Collateral Service Corporation (WV)	West Virginia
CRC Insurance Services, Inc.	Alabama
Real Property, Inc.	New York
Real Restaurant Owners, Inc.	New York
Southern Cross Insurance Services, Inc.	Mississippi
CRC-Sterling West Insurance Services, LLC	North Carolina
BB&T Mortgage Reinsurance Company	Vermont
Branch Realty, Inc.	Virginia
Matewan Real Estate Holdings, Inc.	Delaware
Matewan Realty Inc.	Delaware
McGriff, Seibels & Williams, Inc.	Alabama
Attenta, Inc.	Alabama
Ronald Luke and Associates, Inc.	Texas
Forte`, Inc.	Texas
McGriff, Seibels & Williams of Georgia, Inc.	Georgia
McGriff, Seibels of Texas, Inc.	Texas
McGriff, Seibels & Williams de Mexico, Intermediario de Reasaguro, S.A. de C.V.	Mexico
JMD Consulting Services, Inc.	Nevada
MS&W, Inc.	Louisiana

Subsidiary	State or Jurisdiction of Organization
McGriff, Seibels & Williams of California, Inc.	California
McGriff, Seibels & Williams of Louisiana, Inc.	Louisiana
McGriff, Seibels & Williams of Maryland, Inc.	Maryland
McGriff, Seibels & Williams of Missouri, Inc.	Missouri
Magic City Insurance Agency of Alabama, Inc.	Delaware
eFuel, Inc.	North Carolina
BT Financial Corporation	North Carolina
OVB Foreclosed Properties, Inc.	West Virginia
CSB Financial Services, Inc.	West Virginia
Republic SPE, Inc.	Florida
Republic SPE II, Inc.	Florida
Regional Acceptance Corporation	North Carolina
Rega Insurance Services, Inc.	North Carolina
Greenville Car Mart, Inc.	North Carolina
Regional Fidelity Reinsurance, Ltd.	Turks & Caicos Islands
Money 24, Inc.	North Carolina
Scott & Stringfellow, Inc.	Virginia
SHDR Investment Advisors, Inc.	South Carolina
MidAmerica Gift Certificate Company	Colorado
BB&T Bankcard Corporation	Georgia
BB&T Payroll Services Corporation	Georgia
Grey Hawk, Inc.	Nevada
BB&T Capital Trust I	Delaware
Mason-Dixon Capital Trust	Delaware
MainStreet Capital Trust I	Delaware
Premier Capital Trust I	Delaware
Berg Acquisition Company, LLC	North Carolina
First Virginia Services, Inc.	Virginia
First Virginia Life Insurance Company	Virginia
Sheffield Financial, LLC	North Carolina
BB&T Overseas Leasing, Ltd.	Bermuda
BB&T Asset Management, Inc.	North Carolina
BB&T Assurance Company, LTD	Bermuda
Matewan Venture Fund, Inc.	West Virginia
Liberty Properties, Inc.	Georgia
One Valley Square, Inc.	West Virginia
Branch Banking and Trust Company of South Carolina	South Carolina
FICORP of South Carolina	South Carolina
First Service Corporation	South Carolina
Investor Services, Inc.	South Carolina
Atlantic Wire Company, LLC	Connecticut
Northeast Steel & Machine Products, Inc.	Connecticut
Branch Banking and Trust Company of Virginia	Virginia
BB&T-VA Collateral Service Corporation	Virginia
BB&T Credit Services, Inc.	Virginia
Colony Financial Corporation	Virginia
Fidelity Service Corporation	Virginia
Creative Payment Solutions, Inc.	North Carolina
Wilson Fiduciary Management Corporation	Wyoming
BB&T Charitable Foundation	North Carolina
Sterling Capital Management, LLC	North Carolina